Exhibit 99.1
News Release

Contact: Scott W. Holmes, Senior Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES FIRST QUARTER RESULTS
          NASHVILLE, Tennessee April 30, 2007 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter that ended March 31, 2007. Revenues for the first quarter totaled $53.0 million, compared with the prior year’s $51.9 million. Net income for the first quarter was $36.3 million, or $0.76 per diluted common share, versus $12.5 million, or $0.26 per diluted common share, for the first quarter of 2006. Net income for 2007 included a gain of $30.4 million from the disposition of 16 senior living properties and related expenses.
          Funds from operations (“FFO”), calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and comprised primarily of net income and depreciation from real estate, but not adjusted for certain non-cash income and expense items, totaled $20.3 million compared with $24.9 million for the same period in 2006. FFO per diluted common share totaled $0.43 compared with $0.53 for the first quarter of 2006. A reconciliation of FFO to net income follows.
          Net income and FFO for the three months ended March 31, 2007 were impacted by several non-cash items, including impairment charges totaling $2.8 million and severance and retirement charges of $1.5 million. Before these items, FFO per diluted common share for the three months ended March 31, 2007 would have been $0.52.
          Funds available for distribution for the first quarter of 2007 totaled $0.56 per diluted common share. A reconciliation of funds available for distribution to net income follows.
          Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of March 31, 2007, excluding assets classified as held for sale, the Company had investments of approximately $1.6 billion in 175 real estate properties and mortgages, including investments in unconsolidated limited liability companies. The Company’s 170 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 24 states, totaling approximately 10.3 million square feet. The Company provides property management services to approximately 6.9 million square feet nationwide.
The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2006. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.
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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Master lease rent	$15,772	$13,833
Property operating	31,850	31,792
Straight-line rent	61	383
Mortgage interest	352	1,679
Other operating	4,997	4,167

	53,032	51,854

Expenses:
General and administrative	6,175	4,395
Property operating	18,154	18,028
Bad debt	5	455
Interest	13,515	12,912
Depreciation	10,971	9,873
Amortization	1,415	2,867

	50,235	48,530

Income from continuing operations	2,797	3,324

Discontinued operations:
Net income from discontinued operations	5,950	5,907
Impairments (2)	(2,792)	0
Gain on sales of real estate properties, net of impairments	30,389	3,264

	33,547	9,171

Net income	$36,344	$12,495

Basic earnings per common share:
Income from continuing operations per common share	$0.06	$0.07

Discontinued operations per common share	$0.72	$0.20

Net income per common share	$0.78	$0.27

Diluted earnings per common share:
Income from continuing operations per common share	$0.06	$0.07

Discontinued operations per common share	$0.70	$0.19

Net income per common share	$0.76	$0.26

Weighted average common shares outstanding — Basic	46,547,152	46,491,863

Weighted average common shares outstanding — Diluted	47,598,736	47,467,598

(1)	The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	Impairment on four real estate assets classified as held for sale at March 31, 2007.
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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$36,344	$12,495
Non-cash items:
Depreciation and amortization – real estate	14,005	15,363
Depreciation and amortization – other	569	524
Provision for bad debt	5	737
Impairments	2,792	0
Increase in straight-line rent receivable	(61)	(361)
Increase in straight-line rent liability	810	0
Equity in losses from unconsolidated LLCs	97	15
Consolidated losses from variable interest entities	206	427
Stock-based compensation	1,712	1,183
Provision for deferred post-retirement benefits	516	528
Other non-cash items	45	158

Total non-cash items	20,696	18,574

Other items:
Increase in accounts payable and accrued liabilities	2,085	7,606
Increase in other liabilities	172	237
Increase in other assets	(69)	(287)
Gain on sales of real estate, net of impairments	(30,389)	(3,264)

Total other items	(28,201)	4,292

Net cash provided by operating activities	28,839	35,361

Cash flows from investing activities:
Acquisition and development of real estate properties	(17,806)	(9,490)
Funding of mortgages and notes receivable	(3,926)	(16,494)
Investments in unconsolidated LLCs	0	(9,365)
Distributions from unconsolidated LLCs	262	212
Proceeds from sales of real estate	110,205	11,245
Proceeds from mortgages and notes receivable repayments	13,007	27,527

Net cash provided by investing activities	101,742	3,635

Cash flows from financing activities:
Borrowings on notes and bonds payable	72,839	110,000
Repayments on notes and bonds payable	(169,873)	(121,063)
Dividends paid	(31,563)	(31,533)
Debt issuance costs	0	(1,331)
Common stock redemption	(374)	0
Proceeds from issuance of common stock	273	266

Net cash used in financing activities	(128,698)	(43,661)

Increase (decrease) in cash and cash equivalents	1,883	(4,665)
Cash and cash equivalents, beginning of period	1,950	7,037

Cash and cash equivalents, end of period	$3,833	$2,372

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Reconciliation of funds available for distribution (1) :

Three Months Ended
March 31, 2007
Net income	$36,344
Less: Gain on sales of real estate, net	(30,389)
Plus: Total non-cash items included in cash flows from operating activities (2)	20,696

Funds available for distribution	$26,651

Funds available for distribution per common share — Diluted	$0.56

Weighted average common shares outstanding — Diluted	47,598,736

(1)	Funds available for distribution does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of cash available to fund cash needs. Funds available for distribution should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(2)	See Condensed Consolidated Statements of Cash Flows included in this press release.
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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of Funds From Operations (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Net income (2)	$36,344	$12,495
Gain on sale of real estate properties, net	(30,389)	(3,264)
Real estate depreciation and amortization	14,371	15,694

Total adjustments	(16,018)	12,430

Funds from operations — Basic and Diluted	$20,326	$24,925

Funds from operations per common share — Basic	$0.44	$0.54

Funds from operations per common share — Diluted	$0.43	$0.53

Weighted average common shares outstanding — Basic	46,547,152	46,491,863

Weighted average common shares outstanding — Diluted	47,598,736	47,467,598

(1)	Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Impairments are not added back to net income to measure FFO. Management uses FFO and FFO per share to compare and evaluate its own operating results from period to period, and to monitor the operating results of the Company’s peers in the REIT industry. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs. However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(2)	See the Condensed Consolidated Statements of Cash Flows for a reconciliation of non-cash items included in net income. Net income and FFO for the three months ended March 31, 2007 were impacted by several non-cash items, including impairment charges totaling $2.8 million and severance and retirement charges of $1.5 million. Before these items, FFO per diluted common share for the three months ended March 31, 2007 would have been $0.52.
Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide corporate, investor and financial information.
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